Exhibit 21
VOLT INFORMATION SCIENCES, INC.
LIST OF SUBSIDIARIES

No.	Name (1)	Jurisdiction of Incorporation
1	Arctern Consulting Private Limited (2)	India
2	Arctern, Inc.	Virginia
3	Nuco I, Ltd.	Nevada
4	Nuco II, Ltd.	Delaware
5	P/S Partner Solutions, Ltd.	Delaware
6	ProcureStaff Technologies, Ltd.	Delaware
7	Volt Consulting MSP Canada Ltd.	Canada
8	VMC Consulting Europe Limited	United Kingdom
9	VMC Consulting Germany Gmbh	Germany
10	VMC Services India Private Limited (3)	India
11	Volt Asia Enterprises (Malaysia) Sdn. Bhd.	Malaysia
12	Volt Asia Enterprises, Ltd.	Delaware
13	Volt Australia, Ltd.	Delaware
14	Volt Consulting Group, Ltd.	Delaware
15	Volt Delta International B.V.	Netherlands
16	Volt Directory Marketing, Ltd. (4)	Delaware
17	Volt Delta Resource Holdings, Inc	Nevada
18	Volt Europe (Belgium) SPRL	Belgium
19	Volt Europe (Deutschland) GmbH	Germany
20	Volt Europe (Espana) S.L.	Spain
21	Volt Europe (France) SARL	France
22	Volt Europe (Germany) GmbH	Germany
23	Volt Europe (Nederland) BV	Netherlands
24	Volt Europe (Switzerland) SA	Switzerland
25	Volt Europe Ceska Republika s.r.o	Czech Republic
26	Volt Europe Holdings Limited	United Kingdom
27	Volt Europe Limited	United Kingdom
28	Volt Europe Slovakia s.r.o.	Slovakia
29	Volt Europe Temporary Services Limited	United Kingdom
30	Volt Funding Corp.	Delaware
31	Volt Gatton Holding, Inc.	Delaware
32	Volt Information Sciences (India) Private Limited (2)	India
33	Volt Management Corp.	Delaware
34	Volt Netherlands Holding BV	Netherlands
35	Volt Reach, Inc.	Delaware
36	Volt Consulting Group Limited	United Kingdom
37	Volt Service Corporation Pte, Ltd.	Singapore
38	Volt Service K.K.	Japan
39	Volt Services Group (Netherlands) B.V.	Netherlands
40	Volt Telecommunications Group, Inc.	Delaware
41	Volt Funding II, LLC	Delaware

Footnotes

(1)
Except as noted, each named subsidiary is wholly owned, directly or indirectly by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.

(2)	99.99% owned by Volt Asia Enterprises, Ltd. / 00.01% owned by Nuco I, Ltd.

(3)	99.39% owned by Volt Information Sciences (India) Private Limited /0.61% owned by Volt Asia Enterprises Ltd. /1 fractional share owned by Nuco I, Ltd.

(4)	80% owned by Nuco II, Ltd. / 20% owned by Market Access International.